UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

SA FUNDS – INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials:
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

October 20, 2008

YOUR IMMEDIATE ATTENTION IS NEEDED

ONLY A FEW DAYS LEFT TO VOTE

Dear SA Funds Shareholder:

Our records indicate that we have not yet received your vote on two important proposals affecting your SA Funds. A few weeks ago we mailed you a package of information, including a proxy statement and voting card(s), relating to the upcoming Special Meeting of SA Funds Shareholders.

Your Board of Trustees recommends that you vote “FOR” the two proposals.

Vote TODAY to avoid the inconvenience and cost of follow-up mailings and calls.

VOTING IS QUICK AND EASY!

Please vote by October 25, 2008, using ONE of the following methods:

SPEAK TO A LIVE VOTING SPECIALIST AT 866-615-7869: A representative from Broadridge, the SA Funds proxy solicitor, will record your vote. Available Monday – Friday 9:30 a.m. - 9:00 p.m. (ET) and Saturday 10:00 a.m. - 6:00 p.m. (ET).

BY TELEPHONE: Call the number listed on your voting card(s), enter the control number printed on the card and follow the simple instructions. Available 24 hours a day, 7 days a week.

BY INTERNET: Log on to the website listed on your voting card(s), enter the control number printed on the card and follow the simple instructions.

If you have already voted, thank you for your participation.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY OCTOBER 25!